UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2021 (June 29, 2021)

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A
New York,	NY	10036
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (212) 364-5500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Master Repurchase Agreement Amendments

Morgan Stanley Repurchase Facility

On June 25, 2021, GP Commercial MS LLC, a wholly-owned subsidiary of Granite Point Mortgage Trust Inc. (the “Company”), entered into an amendment (the “Morgan Stanley Amendment”) to that certain previously disclosed Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016, with Morgan Stanley Bank, N.A. The Morgan Stanley Amendment (i) extends the facility’s availability period to June 28, 2022, with an option to extend the availability period for a period of one additional year, subject to the terms and conditions of the Morgan Stanley Amendment and other facility documents; (ii) adjusts the facility’s maximum facility amount to $500 million, with options, subject to the terms and conditions of the Morgan Stanley Amendment and other facility documents, to increase the maximum facility amount to as much as $600 million and (iii) updates the facility’s benchmark rate transition mechanics.

The foregoing description of the Morgan Stanley Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Morgan Stanley Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Wells Fargo Repurchase Facility

On June 25, 2021, GP Commercial WF LLC, a wholly-owned subsidiary of the Company, entered into an amendment (the “Wells Fargo Amendment”) of that certain previously disclosed Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of May 9, 2018, with Wells Fargo Bank, National Association. The Wells Fargo Amendment (i) extends the facility’s initial termination date to June 28, 2022, with options to extend the termination date up to two additional years, subject to the terms and conditions of other facility documents; (ii) adjusts the facility’s maximum facility amount to $100 million, with an option, subject to the terms and conditions of the Wells Fargo Amendment and other facility documents, to increase the maximum facility amount to as much as $200 million and (iii) updates the facility’s benchmark rate transition mechanics.

The foregoing description of the Wells Fargo Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Wells Fargo Amendment which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Eighth Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 25. 2021, by and between Morgan Stanley Bank, N.A. and GP Commercial MS LLC
10.2
Amendment No. 3 to the Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of June 25, 2021, by and between Wells Fargo Bank, National Association and GP Commercial WF LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: June 29, 2021